Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-206396 on Form S-3 of our report dated March 10, 2016, relating to the consolidated financial statements of Cerulean Pharma Inc. and subsidiary appearing in the Annual Report on Form 10-K of Cerulean Pharma Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 5, 2016